EXHIBIT 99.1

Supernus to Host First Quarter 2014 Earnings Conference Call

Rockville, MD, April 29, 2014 -Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company expects to report the quarter ending March 31, 2014 financial results after the close of the U.S. financial markets Monday, May 12, 2014.

Jack Khattar, President and Chief Executive Officer and Greg Patrick, Chief Financial Officer will host a conference call to discuss first quarter 2014 financial results on Tuesday, May 13, 2014 at 9:00 AM Eastern Time.

A live webcast will be available at www.supernus.com.  Following the live call, a replay will be available on the Company’s website under ‘Investor Info’.  The webcast will be archived on the Company’s website for 30 business days following the live call.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	877-288-1043
International dial-in:	970-315-0267
Conference ID:	35887259
Conference Call Name:	Supernus Pharmaceuticals 1Q 2014 Earnings Conference Call

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR™ (extended-release topiramate). The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

Contact:

Supernus Pharmaceuticals, Inc., 301-838-2591
Jack A. Khattar, President and CEO
Gregory S. Patrick, Vice President and CFO
or
Investor Contact:
Cockrell Group, 877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com